Exhibit 99.1

NEWS ANNOUNCEMENT

Media Contact:	Investor Contact:
Kelley Joyce	Dave Gentry or Chris Bermudez
Horn Group, Inc.	Aurelius Consulting Group
212-931-5204	407-644-4256
kjoyce@horngroup.com	dave@aurcg.com

GlowPoint Reports Third Quarter Results
70% Increase in Revenue Growth; 10 Fold Increase in Gross Margins
for Year-over-Year Results

HILLSIDE, N.J., Date October 28, 2004 – Glowpoint, Inc., (NASDAQ: GLOW) the world’s leading broadcast-quality IP-based video communications service provider, today announced its financial results from continuing operations for the third quarter ended September 30, 2004.

For the quarter ended September 30, 2004, total revenue rose 70% to $4.4 million from $2.6 million in the quarter ended September 30, 2003, and rose 6% sequentially from $4.1 million in the quarter ended June 30, 2004.  This positive sequential revenue growth in the third quarter reverses a seasonal trend of declining revenue during the slower summer months.

Contractual revenue grew 72% to $3.2 million for the quarter ended September 30, 2004 from $1.9 million in the quarter ended September 30, 2003, and grew 6% sequentially in the third quarter from $3.0 million in the quarter ended June 30, 2004.  The number of contractual customers grew 39% from the year ago quarter to 342 and remained flat with the level achieved in the prior quarter.  Average monthly revenue per contractual customer increased to $3,131, or 24%, from the third quarter 2003 level of $2,532, and 6% from the second quarter 2004 level of $2,944.

Billable subscriber locations on GlowPoint driving the largest component of this revenue category, GlowPoint’s core subscription and related revenue, grew 22% to 1,207 from the third quarter 2003 level of 989 and were up slightly from the prior quarter.  Average monthly subscription and related revenue per billable subscriber location of $727 in the third quarter 2004 increased 9% from the third quarter 2003 level of $668 and 4% from the second quarter 2004 level.  The continued improvements are driven mainly by sales of the Company’s “All You Can See” unlimited video calling plan service bundles.  The Company expects to see steady improvement in this metric as it continues to launch applications to drive incremental revenue per subscriber, including its recent Video Call Mailbox solution introduced at a monthly subscription rate of $19.99 per mailbox.

Non-contractual revenue of $1.2 million in the quarter ended September 30, 2004 grew 65% from the $0.7 million level reported in the quarter ended September 30, 2003, and grew 6% sequentially from the second quarter level of $1.1 million.  Event revenue in the third quarter 2004 included the NFL Training Camps and an engagement with a major news network at the Democratic National Convention.  The NFL Training Camps event followed the Company’s involvement during the prior quarter in the NFL and NBA Drafts entrusted to GlowPoint for a second consecutive year.

Total revenue related to the NuVision customer base totaled $985,000 for the third quarter 2004 surpassing the original quarterly revenue guidance of $700,000 to $850,000 communicated when the acquisition was completed in April 2004.

Gross margins grew tenfold to $950,000 for the quarter ended September 30, 2004 from $93,000 in the year ago quarter, and grew 14% sequentially in the third quarter from $831,000 in the quarter ended June 30, 2004.  Gross margin improvement resulted from sales of the higher margin “All You Can See” unlimited video calling plans and improvements to operational efficiencies.  In addition, gross margins on the NuVision business were higher than originally forecasted and amounted to 32% in the 2004 third quarter.

Operating expenses for the quarter ended September 30, 2004 were mainly impacted by one-time executive and employee recruitment and retention costs of approximately $240,000.  Operating expenses declined 1% to $4.4 million from $4.5 million in the three months ended September 30, 2003, and increased 9% from the second quarter 2004 level of $4.1 million.  As a percentage of revenue, operating expense levels for the 2004 third quarter were consistent with those reported in the quarter ended June 30, 2004. Excluding one-time costs, the sequential quarterly increase was approximately 3% and resulted from planned employee additions in the Company’s sales organization.

Excluding these one-time costs and a $205,000 quarter to quarter negative change in gain (loss) on marketable equity securities, EBITDA from continuing operations for third quarter 2004 was $(1.432) million, a 28% improvement from the year ago period and a 9% improvement from the second quarter 2004.  Our unadjusted EBITDA from continuing operations was $(1.877) million in the third quarter 2004 and was basically flat with the prior year level of $(1.826) million and declined from the second quarter 2004 level of $(1.575) million.

The Company ended the third quarter of 2004 with $7.6 million in cash, cash equivalents and escrowed cash and no long term debt on its balance sheet.

“The operational and financial improvements at GlowPoint over the last 12 months are clear.  And, the most recent launch of our Video Call Director services highlights that we continue to be a technology and solutions leader in the video communications industry,” said David Trachtenberg, CEO, GlowPoint.  “We are also beginning to see the traction from our new sales leadership and distribution strategy, evident in our customer wins at the end of the quarter and a growing deal pipeline as we move towards the end of the year.  Based on current activity, we continue to believe that we have sufficient cash resources to reach our break-even point expected to be achieved in the third quarter 2005.”  Trachtenberg concluded, “I joined GlowPoint to create a new company.  We have a new management team, a new product set driving profitable revenue and a more complete set of patent pending applications to drive a flawless customer experience.  In short, we have the pieces in place to take advantage of the video opportunity that is now more real than it has ever been for GlowPoint.”

Summary Financial Results from Continuing Operations (in thousands, except per share data)

	Q3 2004	Q3 2003	Y/Y % Change	Q2 2004	Q/Q % Change

Net revenue	$4,385	$2,581	69.9%	$4,126	6.3%
Gross margin	950	93	921.5%	831	14.3%
Net loss (1)	(3,556)	(7,630)	53.4%	(3,133)	(13.5)%
Net loss per share, basic & diluted	$(0.10)	$(0.26)	61.5%	$(0.09)	(11.1)%
EBITDA (2)	(1,877)	(1,826)	(2.8)%	(1,575)	(19.2)%

(1)	Net loss includes discontinued AV and VS operations.
(2)	Earnings before interest, taxes, depreciation and amortization (EBITDA) is not a standard financial measurement under accounting principles generally accepted in the United States of America ("GAAP"). EBITDA should not be considered as an alternative to net loss or cash flow from operating activities as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. EBITDA has been provided to more clearly present the financial results that management uses to internally evaluate its business. Management believes that this non-GAAP financial measure allows investors and management to evaluate and compare the Company's operating results from continuing operations from period to period in a meaningful and consistent manner. Reconciliation of the non-GAAP financial measure to the most directly comparable financial measure reported in accordance with GAAP is presented in a separate section at the end of this press release.

The following chart summarizes key operating highlights:

	Q3 2004	Q3 2003	Y/Y % Change	Q2 2004	Q/Q % Change

Contractual Revenue (in 000’s) (1)
Subscription and Related Revenue	$2,622	$1,869	40.3%	$2,529	3.6%
NuVision	591	—	NA	491	20.3%
Total	3,213	1,869	71.9%	3,020	6.3%
Non-Contractual Revenue (in 000’s) (2)
Glowpoint	$778	$712	9.3%	$778	0.0%
NuVision	394	—	NA	328	20.3%
Total	1,172	712	64.6%	1,106	6.1%
Total Revenue (in 000’s)	$4,385	$2,581	69.9%	$4,126	6.3%
Number of Contractual Customers (3)	342	246	39.0%	342	0.0%
Average Monthly Contractual Revenue per Customer (4)	$3,131	$2,532	23.6%	$2,944	6.3%
Average Billable Subscriber Locations (5)	1,202	932	29.0%	1,204	(0.2)%
Average Monthly Subscription Revenue per Location (6)	$727	$668	8.8%	$700	3.8%
Billable Subscriber Locations (Net) (7)	1,207	989	22.0%	1,197	0.8%
Subscriber Location Backlog (8)	115	246	(53.3)%	96	19.8%
Gross Margin	21.7%	3.6%	502.8%	20.1%	8.0%
Variable Gross Margin (9)	51.0%	50.3%	1.3%	50.6%	0.9%

(1)	Contractual revenue includes GlowPoint subscription and related revenue as has been reported in prior quarters plus NuVision revenue directly related to those customers that are under contract.
(2)	Non-contractual revenue includes GlowPoint non-subscription revenue (event-driven category of revenue) plus NuVision revenue generated by customers that are not currently under contract.
(3)	Refers to customers under contract that are generating recurring revenue.
(4)	Calculated as total contractual revenue divided by the number of contractual customers, divided by three, then multiplied by 1,000.
(5)	Calculated as the weighted average number of billable subscriber locations, based on the number of days a location was on the network during each respective period.
(6)	Calculated as subscription and related revenue divided by average billable subscriber locations, divided by three, then multiplied by 1,000.
(7)	Total number subscriber locations that were generating revenue for the Company, as of the last day in each period. Multiple endpoints or circuits can be linked to a billable subscriber location.
(8)	Represents the Company's estimate of billable subscriber locations under contract, but not yet generating revenue for the Company, at the end of the periods shown. This estimate assumes no material changes that would result in a customer canceling a contract. The Company can give no assurance as to whether these contracts will be executed. While the Company may, from time to time, issue updated guidance with respect to its subscriber location backlog, it assumes no obligation to do so.
(9)	Calculated by dividing revenues less variable costs of revenue by revenue.

The Company will hold a conference call later today to discuss these results. The call will take place from 4:20 p.m. to 5:20 p.m. EST. Mr. Trachtenberg, chief executive officer, Christopher Zigmont, chief financial officer and Mike Brandofino, chief technology officer will host the call. Interested participants should call (800) 706-7749 and use pass code 31754356. There will be a playback available until November 4, 2004. To listen to the playback, please call 888-286-8010 and use pass code 55558583.

This call is being webcast by CCBN and can be accessed at GlowPoint's website at www.glowpoint.com. The webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments® (Fidelity.com) and others. Institutional investors can access the call via CCBN's password protected event management site, StreetEvents (www.streetevents.com).

About GlowPoint
Glowpoint, Inc. (NASDAQ: GLOW) is the world’s leading broadcast quality, IP-based video communications service provider. GlowPoint operates a video communications service featuring broadcast quality images with telephone-like reliability, features and ease-of-use and is a member of the Cisco Powered Network Program and COVAD Partner Program.  The GlowPoint network spans three continents and carries on average over 20,000 video calls per month worldwide.  Since the network was introduced in 2000, GlowPoint has carried over 20 million IP video minutes.  GlowPoint is headquartered in Hillside, New Jersey.  To learn more about GlowPoint, visit us at www.glowpoint.com.

# # #

"GlowPoint, All You Can See, Video Call Director and Video Call Mailbox are registered trademarks of Glowpoint, Inc. in the United States and certain foreign countries. All other marks are trademarks or service marks of their respective owners."

TABLES TO FOLLOW

Glowpoint, Inc.
Consolidated Balance Sheets

	September 30,	December 31,
ASSETS	2004 (Unaudited)	2003

Current assets:
Cash and cash equivalents	$7,280,262	$4,184,897
Escrowed cash	336,701	335,188
Accounts receivable, net of allowance for doubtful
accounts of $81,444 and $71,620, respectively	3,081,401	2,305,552
Other current assets	1,699,308	1,439,978

Total current assets	12,397,672	8,265,615

Furniture, equipment and leasehold improvements – net	12,753,154	13,024,055
Goodwill – net	2,547,862	2,547,862
Other assets	314,810	149,574

Total Assets	$28,013,498	$23,987,106

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,919,002	$2,368,484
Accrued expenses	1,484,359	900,690
Deferred revenue	947,447	—
Current portion of capital lease obligations	68,609	131,182

Total current liabilities	4,419,417	3,400,356

Noncurrent liabilities:
Capital lease obligations, less current portion	—	34,972

Total noncurrent liabilities	—	34,972

Total liabilities	4,419,417	3,435,328

Commitments and contingencies

Subordinated debentures	—	4,888,000
Discount on subordinated debentures	—	(3,149,805)

Subordinated debentures, net	—	1,738,195

Stockholders' Equity:
Preferred stock, $.0001 par value; 5,000,000 shares
authorized; 203.667 shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 authorized;
37,870,490 and 30,543,672 shares outstanding, respectively	3,787	3,054
Treasury stock, 39,891 shares at cost	(239,742)	(239,742)
Deferred compensation	(1,538,394)	(1,650,607)
Additional paid-in capital	157,290,482	137,449,109
Accumulated deficit	(131,922,052)	(116,748,231)

Total stockholders' equity	23,594,081	18,813,583

Total liabilities and stockholders' equity	$28,013,498	$23,987,106

See accompanying notes to consolidated financial statements.

Glowpoint, Inc.
Consolidated Statements of Operations
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,

	2004	2003	2004	2003

Net revenues	$11,736,042	$7,482,963	$4,384,643	$2,581,476

Cost of revenues	9,469,909	7,387,191	3,434,562	2,488,291

Gross margin	2,266,133	95,772	950,081	93,185

Operating expenses
Research and development	1,027,827	934,240	364,534	327,020
Selling	5,863,846	3,693,703	2,116,919	1,359,461
General and administrative	5,670,580	4,060,224	1,958,380	1,428,211
Impairment losses on long-lived assets	—	1,379,415	—	1,379,415

Total operating expenses	12,562,253	10,067,582	4,439,833	4,494,107

Loss from continuing operations	(10,296,120)	(9,971,810)	(3,489,752)	(4,400,922)

Other (income) expense
Amortization of deferred financing costs	84,796	140,017	—	47,254
Interest income	(29,393)	(6,684)	(15,048)	(884)
Interest expense	60,895	943,489	1,544	156,506
Gain (loss) on marketable equity securities	(132,284)	—	36,798	—
Amortization of discount on subordinated debentures	3,165,037	1,490,213	—	497,338
Loss on exchange of debt	1,354,000	—	—	—

Total other expenses, net	4,503,051	2,567,035	23,294	700,214

Net loss from continuing operations	(14,799,171)	(12,538,845)	(3,513,046)	(5,101,136)

Loss from discontinued AV operations	—	(1,173,067)	—	—
Loss from discontinued VS operations	(104,671)	(3,467,676)	(43,383)	(2,529,183)

Net loss	(14,903,842)	(17,179,588)	(3,556,429)	(7,630,319)

Preferred stock dividends	(269,979)	—	(98,564)	—

Net loss attributable to common stockholders	$(15,173,821)	$(17,179,588)	$(3,654,993)	$(7,630,319)

Net loss from continuing operations per share:
Basic and diluted	$(0.41)	$(0.43)	$(0.10)	$(0.17)

Loss from discontinued operations per share:
Basic and diluted	$—	$(0.16)	$—	$(0.09)

Preferred stock dividends per share:
Basic and diluted	$(0.01)	$—	$—	$—

Net loss attributable to common stockholders per share:
Basic and diluted	$(0.42)	$(0.59)	$(0.10)	$(0.26)

Weighted average number of common shares:
Basic and diluted	35,893,281	29,189,338	37,869,611	29,641,031

See accompanying note to consolidated financial statements.

Glowpoint, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,

	2004	2003

Cash flows from Operating Activities:
Net loss	$(14,903,842)	$(17,179,588)
Adjustments to reconcile net loss to net cash used by
operating activities:
Depreciation and amortization	4,051,136	4,212,407
Amortization of deferred financing costs	84,796	140,017
Amortization of discount on subordinated debentures	3,165,037	1,490,213
Loss on extinguishment of debt	1,354,000	—
Non cash compensation	730,777	673,536
Impairment losses on long-lived assets	—	1,379,415
Increase (decrease) in cash attributable to changes in assets and liabilities, net of effects of acquisitions:
Escrowed cash	(1,512)	—
Accounts receivable	(775,849)	(798,249)
Assets of discontinued AV operations	—	734,532
Assets of discontinued VS operations	—	6,874,912
Other current assets	(1,728,128)	(2,907,057)
Proceeds from sale of marketable equity securities	213,542	—
Other assets	(250,032)	23,880
Accounts payable	(449,483)	(688,765)
Accrued expenses	313,690	972,829
Liabilities of discontinued VS operations	—	1,952,125
Deferred revenue	947,447	—
Other current liabilities	—	—

Net cash used by operating activities	(7,248,421)	(3,119,793)

Cash flows from Investing Activities:
Purchases of furniture, equipment and leasehold improvements	(2,524,980)	(1,936,831)
Proceeds from sale of VS operation	—	16,233,312

Net cash provided (used) by investing activities	(2,524,980)	14,296,481

Cash flows from Financing Activities:
Proceeds from common stock offering	12,424,705	—
Costs of issuance/exchange of subordinated debentures	(15,232)	(249,355)
Exercise of warrants and options, net	556,838	535,421
Proceeds from bank loans	—	75,545,455
Payments on bank loans	—	(81,390,971)
Deferred financing costs	—	(66,367)
Payments on capital lease obligations	(97,545)	(29,899)

Net cash provided (used) by financing activities	12,868,766	(5,655,716)

Increase in cash and cash equivalents	3,095,365	5,520,972

Cash and cash equivalents at beginning of period	4,184,897	2,762,215

Cash and cash equivalents at end of period	$7,280,262	$8,283,187

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$60,895	$295,023

Taxes	$—	$—

Non-cash financing and investing activities:

Equipment with costs totaling $232,100 was acquired under capital lease arrangements during the nine months ended September 30, 2003.

See accompanying notes to consolidated financial statements.

Glowpoint, Inc.
EBITDA Reconciliation
(Unaudited)

	Nine Months Ended September 30		Three Months Ended September 30

	2004	2003	2004	2003

Net loss from continuing operations	$(14,799,171)	$(12,538,845)	$(3,513,046)	$(5,101,431)

Depreciation and amortization	4,051,136	4,212,407	1,478,271	1,196,171
Amortization of deferred financing costs	84,796	140,017	—	47,254
Amortization of discount on subordinated debentures	3,165,037	1,490,213	—	497,338
Loss on extinguishment of debt	1,354,000	—	—	—
Loss on impairment of long-lived assets	—	1,379,415	—	1,379,415
Non cash compensation	730,777	673,536	170,953	—
Interest expense, net	31,503	374,864	(13,504)	155,622

EBITDA from continuing operations	(5,381,922)	(4,268,393)	(1,877,326)	(1,825,631)

Loss from discontinued AV operations	—	(1,173,067)	—	—
Loss from discontinued VS operations	(104,671)	(3,467,676)	(43,383)	(2,529,183)

EBITDA	$(5,486,593)	$(8,909,136)	$(1,920,709)	$(4,354,814)